Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT
Under
The Securities Act of 1933

Goldcorp Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1040	Not Applicable

(Province or Other Jurisdiction	(Primary Standard	(I.R.S. Employer
of Industrial Incorporation	Classification Code)	Identification No.)
or Organization)

145 King Street West, Suite 2700, Toronto, Ontario M5H 1J8, Canada
(416) 865-0326

(Address and telephone number of registrant’s principal executive offices)

Wharf Resources (U.S.A.), Inc., 10928 Wharf Road, Lead, South Dakota 57754
(605) 854-4103

(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

Michael Melanson Fraser Milner Casgrain LLP 1 First Canadian Place, 39th Floor 100 King Street West Toronto, Ontario M5X 1B2 Canada (416) 863-4511	D. Grant Vingoe Dorsey & Whitney LLP BCE Place 161 Bay Street, Suite 4310 Toronto, Ontario M5J 2S1 Canada (416) 367-7370

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

     It is proposed that this filing shall become effective (check appropriate box):

A.	☑	Upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	At some future date (check the appropriate box below).

	1.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing).

	2.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.      ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum Aggregate
Securities to be Registered	Registered(1)	Offering Price(2)	Amount of Registration Fee
Common Shares, no par value	192,355,455 shares	$2,435,220,053.97	$286,625.40

(1)	Represents the maximum number of shares of Common Shares of the Registrant estimated to be issuable upon consummation of the exchange offer for all of the outstanding common shares of Wheaton River Minerals Ltd. (“Wheaton”) calculated as the product of (a) 769,421,818, which is the estimated number of outstanding Wheaton common shares as of December 17, 2004 (assuming full conversion of all outstanding exercisable options and warrants for Wheaton common shares), and (b) the exchange ratio of 0.25 Common Shares of the Registrant for each Wheaton common share.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with General Instruction II.H to Form F-10. The proposed maximum offering price is equal to the product of (i) $3.165, which is the average of high and low sale prices of Wheaton common shares as reported on the American Stock Exchange on December 3, 2004, and (ii) 769,421,818, which is the estimated number of outstanding Wheaton common shares as of December 17, 2004 (assuming full conversion of all outstanding exercisable options and warrants for Wheaton common shares).

PART I

INFORMATION REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Item 1.     Home Jurisdiction Document

     This registration statement on Form F-10 (this “Registration Statement”) is filed by Goldcorp Inc., an Ontario corporation (“Goldcorp” or the “Registrant”).

     This Registration Statement relates to the offer by Goldcorp and its wholly-owned subsidiary, Goldcorp Acquisition ULC, to purchase all the outstanding common shares of Wheaton River Minerals Ltd. (the “Common Shares”) on the basis of in 0.25 Goldcorp common shares for each Common Share. The Offer is subject to the terms and conditions set forth in Goldcorp’s Take-Over Bid Circular dated December 29, 2004 (the “Take-Over Bid Circular”) and the related Letter of Acceptance and Transmittal (“Letter of Transmittal”), copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively.

     The information set forth in the Take-Over Bid Circular and the Letter of Transmittal, including all schedules, exhibits and annexes thereto, is hereby expressly incorporated herein by reference in response to all items of information required to be included in, or covered by, a Registration Statement on Form F-10.

Item 3.     Informational Legends.

     The following legends appear on the outside front cover page of the Take-Over Bid Circular:

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offer is made for shares of a Canadian issuer by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this document in accordance with the disclosure requirements of Canada. Shareholders should be aware that such requirements are different from those of the United States. Financial statements included herein have been prepared in accordance with Canadian generally accepted accounting principles and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies. This document will form part of a registration statement on Form F-10. A reconciliation between Canadian generally accepted accounting principles and U.S.

generally accepted accounting principles as they relate to the Goldcorp financial statements and the pro forma financial statements are included or incorporated by reference in this document and in the registration statement.

Shareholders in the United States should be aware that the disposition of Common Shares and acquisition of Goldcorp Shares as described herein may have tax consequences both in Canada and the United States. The material tax consequences for such Shareholders are described in “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Considerations”, respectively. Shareholders should consult their own tax advisors regarding the specific consequences to them of the disposition of Common Shares and acquisition of Goldcorp Shares as described herein.

The enforcement by Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that Goldcorp and Wheaton are incorporated under the laws outside the United States, that some or all of their officers and directors reside outside the United States, that some or all of the experts named in the Circular reside outside the United States and that all or a substantial portion of the assets of Goldcorp and Wheaton and of the above-mentioned persons are located outside the United States. Shareholders may not be able to sue Goldcorp or Wheaton, or any of their respective officers, directors or experts, in a Canadian court for violations of United States securities laws. It may be difficult to compel Goldcorp or Wheaton, or any of their respective officers, directors or experts to subject themselves to a judgment of a United States court.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

INDEMNIFICATION

     Under the Business Corporations Act (Ontario), the Registrant may indemnify a present or former director or officer or person who acts or acted at the Registrant’s request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of the Registrant or body corporate and provided that the director or officer acted honestly and in good faith with a view to the best interest of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits in his defense and fulfilled the conditions set forth above.

     In accordance with the Business Corporations Act (Ontario), the by-laws of the Registrant indemnify a director or officer, a former director or officer, or a person who acts or acted at a Registrant’s request as a director or officer of a corporation in which the Registrant is or was a shareholder or creditor against any and all losses and expenses reasonably incurred by him in respect of any civil, criminal, administrative action or proceeding to which he was made a party by reason of being or having been a director or officer of the Registrant or other corporation if he acted honestly and in good faith with a view to the best interests of the Registrant, or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds in believing that his conduct was lawful.

     A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws and the Business Corporations Act (Ontario).

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy in the United States as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

     The following exhibits have been filed as part of the Registration Statement:

Exhibit	Description
4.1	Take-Over Bid Circular, including the Offer to Purchase, dated December 29, 2004 (filed herewith)

4.2	Letter of Acceptance and Transmittal (filed herewith)

4.3	Notice of Guaranteed Delivery (filed herewith)

4.4	Guidelines for Certification of Taxpayer Identification on Substitute Form W-9 (filed herewith)

4.5	Acquisition Agreement, dated December 23, 2004, between Goldcorp Inc. and Wheaton River Minerals Ltd. (filed herewith)

4.6	Annual Information Form of Goldcorp for the year ended December 31, 2003, dated May 14, 2004 (incorporated by reference to Goldcorp’s annual report on Form 40-F filed May 19, 2004)

4.7	Audited comparative consolidated financial statements of Goldcorp as at, and for the year ended, December 31, 2003, together with the auditors’ report thereon (incorporated by reference to Goldcorp’s annual report on Form 40-F filed May 19, 2004)

4.8	Management’s Discussion and Analysis for the year ended December 31, 2003 (incorporated by reference to Goldcorp’s annual report on Form 40-F filed May 19, 2004)

4.9	Unaudited comparative consolidated interim financial statements of Goldcorp as at, and for the nine-month period ended, September 30, 2004 (incorporated by reference to Goldcorp’s filing on Form 6-K filed on October 22, 2004)

4.10	Management’s Discussion and Analysis for the nine-month period ended September 30, 2004 (incorporated by reference to Goldcorp’s report on Form 6-K filed on October 22, 2004)

4.11	Management Information Circular and Proxy Statement of Goldcorp dated March 31, 2004 distributed in connection with the annual and general meeting of shareholders of Goldcorp held on June 16, 2004 (excluding the sections entitled “Report on Executive Compensation”, “Performance Graph” and “Corporate Governance”) (incorporated by reference to Goldcorp’s report on Form 6-K filed on May 14, 2004)

4.12	Material change report of Goldcorp dated December 7, 2004 concerning the Offer (incorporated by reference to Goldcorp’s report on Form 6-K filed on December 6, 2004)

4.13	Press release issued by Goldcorp Inc. (incorporated by reference to Goldcorp’s filing pursuant to Rule 425 filed on December 6, 2004)

4.14	Transcript of Joint Conference Call of Goldcorp Inc. and Wheaton River Minerals Ltd. held on December 6, 2004 (incorporated by reference to Goldcorp’s filing pursuant to Rule 425 filed on December 10, 2004)

4.15	Material change report of Goldcorp dated December 24, 2004 concerning Goldcorp’s approval of the Offer and entering into the Acquisition Agreement (incorporated by reference to Goldcorp’s report on Form 6-K filed on December 29, 2004)

4.16	Standstill and Confidentiality Agreement, dated December 3, 2004, between Goldcorp Inc. and Wheaton River Minerals Ltd. (filed herewith)

4.17	Letter of Intent, dated December 5, 2004, between Goldcorp Inc. and Wheaton River Minerals Ltd. (filed herewith)

5.1	Consent of Fraser Milner Casgrain LLP (filed herewith)

5.2	Consent of Dorsey & Whitney LLP (filed herewith)

5.3	Consent of KPMG LLP (filed herewith)

6.1	Powers of Attorney (contained in the signature pages of the Registration Statement on Form F-10)

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.     Undertaking

     The registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.     Consent to Service of Process

     Concurrently with the filing of the Registration Statement on Form F-10, the Registrant will file with the Commission a written Irrevocable Consent and Power of Attorney on Form F‑X.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, country of Canada, on December 29, 2004.

GOLDCORP INC.
By:	/s/ R. Gregory Laing
R. Gregory Laing
Vice President, Legal

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Gregory Laing his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form F-10 and any or all amendments to the above Registration Statements, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorney-in-fact and agent full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorney-in-fact and agent or the substitutes for such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert R. McEwen	Chairman and Chief Executive Officer	December 29, 2004
Robert R. McEwen	(principal executive officer)

/s/ Brad Boland	Vice President, Finance	December 29, 2004
Brad Boland	(principal financial officer)

/s/ Perry Y. Ing	Corporate Controller	December 29, 2004
Perry Y. Ing	(principal accounting officer)

Signature	Title	Date

/s/ David R. Beatty	Director	December 29, 2004
David R. Beatty

/s/ Ronald M. Goldsack	Director	December 29, 2004
Ronald M. Goldsack

/s/ Stuart R. Horne	Director	December 29, 2004
Stuart R. Horne

/s/ James M. Hutch	Director	December 29, 2004
James M. Hutch

/s/ Brian W. Jones	Director	December 29, 2004
Brian W. Jones

/s/ Dr. Donald R.M. Quick	Director	December 29, 2004
Dr. Donald R.M. Quick

/s/ Michael L. Stein	Director	December 29, 2004
Michael L. Stein

AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Goldcorp Inc. in the United States on December 29, 2004.

WHARF RESOURCES (U.S.A.), INC.
By:	/s/ John Begeman
John Begeman
General Manager

EXHIBIT INDEX

Exhibit	Description

4.1	Take-Over Bid Circular, including the Offer to Purchase, dated December 29, 2004 (filed herewith)

4.2	Letter of Acceptance and Transmittal (filed herewith)

4.3	Notice of Guaranteed Delivery (filed herewith)

4.4	Guidelines for Certification of Taxpayer Identification on Substitute Form W-9 (filed herewith)

4.5	Acquisition Agreement, dated December 23, 2004, between Goldcorp Inc. and Wheaton River Minerals Ltd. (filed herewith)

4.6	Annual Information Form of Goldcorp for the year ended December 31, 2003, dated May 14, 2004 (incorporated by reference to Goldcorp’s annual report on Form 40-F filed May 19, 2004)

4.7	Audited comparative consolidated financial statements of Goldcorp as at, and for the year ended, December 31, 2003, together with the auditors’ report thereon (incorporated by reference to Goldcorp’s annual report on Form 40-F filed May 19, 2004)

4.8	Management’s Discussion and Analysis for the year ended December 31, 2003 (incorporated by reference to Goldcorp’s annual report on Form 40-F filed May 19, 2004)

4.9	Unaudited comparative consolidated interim financial statements of Goldcorp as at, and for the nine-month period ended, September 30, 2004 (incorporated by reference to Goldcorp’s filing on Form 6-K filed on October 22, 2004)

4.10	Management’s Discussion and Analysis for the nine-month period ended September 30, 2004 (incorporated by reference to Goldcorp’s report on Form 6-K filed on October 22, 2004)

4.11	Management Information Circular and Proxy Statement of Goldcorp dated March 31, 2004 distributed in connection with the annual and general meeting of shareholders of Goldcorp held on June 16, 2004 (excluding the sections entitled “Report on Executive Compensation”, “Performance Graph” and “Corporate Governance”) (incorporated by reference to Goldcorp’s report on Form 6-K filed on May 14, 2004)

4.12	Material change report of Goldcorp dated December 7, 2004 concerning the Offer (incorporated by reference to Goldcorp’s report on Form 6-K filed on December 6, 2004)

4.13	Press release issued by Goldcorp Inc. (incorporated by reference to Goldcorp’s filing pursuant to Rule 425 filed on December 6, 2004)

4.14	Transcript of Joint Conference Call of Goldcorp Inc. and Wheaton River Minerals Ltd. held on December 6, 2004 (incorporated by reference to Goldcorp’s filing pursuant to Rule 425 filed on December 10, 2004)

4.15	Material change report of Goldcorp dated December 24, 2004 concerning Goldcorp’s approval of the Offer and entering into the Acquisition Agreement (incorporated by reference to Goldcorp’s report on Form 6-K filed on December 29, 2004)

4.16	Standstill and Confidentiality Agreement, dated December 3, 2004, between Goldcorp Inc. and Wheaton River Minerals Ltd. (filed herewith)

4.17	Letter of Intent, dated December 5, 2004, between Goldcorp Inc. and Wheaton River Minerals Ltd. (filed herewith)

5.1	Consent of Fraser Milner Casgrain LLP (filed herewith)

5.2	Consent of Dorsey & Whitney LLP (filed herewith)

5.3	Consent of KPMG LLP (filed herewith)

6.1	Powers of Attorney (contained in the signature pages of the Registration Statement on Form F-10)